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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Digital Video Systems, Inc. for the registration of 491,253 shares of its common stock and to the incorporation by reference therein of our report dated May 1, 1997, with respect to the consolidated financial statements of Digital Video Systems, Inc. included in its Annual Report (Form 10-KSB) for the year ended March 31, 1997, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Ernst & Young LLP
San Jose, California
July 25, 1997